Exhibit 10.1


                          AGREEMENT AND GENERAL RELEASE
                          -----------------------------


            This Agreement and General Release ("Agreement") is made and entered into by and between John M. Ramistella and General Maritime Management LLC.

                                   DEFINITIONS
                                   -----------

            As used throughout this Agreement:

            1. "Ramistella" refers to John M. Ramistella, his heirs, executors, administrators, agents, successors, assigns and dependents.

            2. "General Maritime" refers to General Maritime Management LLC, its past and present parents, subsidiaries, affiliates and related entities, and each of their respective past and present officers, directors, agents, employees, successors and assigns.

            3. Hereinafter Ramistella and General Maritime may be referred to as the "Parties".

                                    RECITALS
                                    --------

            WHEREAS, Ramistella had been employed by General Maritime;

            WHEREAS, that employment will continue through December 31, 2005;

            WHEREAS, the Parties hereto desire to settle any disputes arising out of that employment relationship;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be and being legally bound hereby, the Parties agree as follows:


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                                    AGREEMENT
                                    ---------

      1. Ramistella's employment with General Maritime will cease on December 31, 2005.

      2. Ramistella represents that he does not have any claim, action, or proceeding pending against General Maritime and that he will not bring any future claim, action or proceeding against General Maritime arising out of or in connection with employment of Ramistella by General Maritime or the cessation of that employment.

      3. Except as necessary to enforce the terms of this Agreement, and in exchange for and in consideration of the promises, covenants and agreements set forth herein, Ramistella hereby releases General Maritime, as defined above, from any and all manner of claims, demands, causes of action, obligations, damages, or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which Ramistella has or may have for any period prior to the date of the execution of this Agreement, including, but not limited to, any claim of wrongful discharge, defamation, fraud, misrepresentation, breach of contract, any claim for additional compensation, unpaid wages, unreimbursed expenses, severance pay, bonuses, stock options, deferred compensation, incentive plans, sick leave, holiday pay, vacation pay or other paid time off, medical, dental, life or disability insurance coverage, or any other fringe benefit, or any claims of discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act of 1990, and all other federal, state and local laws, including but not limited to claims arising, inter alia, under the Civil Rights Act of 1991, the Occupational Safety and Health Act ("OSHA"), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the New York State Labor Law, the New York State Human Rights Law, New York City Human Rights Law, and the New York State Executive Law.

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      4.   In full and complete consideration for Ramistella's promises, covenants and agreements set forth herein, and receipt by General Maritime of this Agreement properly executed by Ramistella, General Maritime will (a) continue to provide Ramistella's with health insurance benefits through December 31, 2005, and (b) if Ramistella elects to maintain his health insurance benefit pursuant to COBRA on a timely basis and so advises General Maritime in writing, General Maritime will make COBRA payments on his behalf for the period January 1, 2006 through December 31, 2006. Ramistella acknowledges that the provision of health insurance benefits and/or General Maritime's payment of COBRA payments may create tax obligations for Ramistella, and Ramistella agrees that he is responsible for satisfying such obligations. Ramistella must notify General Maritime if he obtains employment prior to December 31, 2006 and becomes eligible for the new employer's health insurance, at which time General Maritime's obligations to provide health insurance or make COBRA payments shall cease. Additionally, after December 31, 2005 and on or before January 6, 2006, General Maritime will deliver to Ramistella, a lump sum payment in the amount of Two Hundred Thousand Dollars ($200,000.00) (less any amounts described below), unless Ramistella commits any material breach of this Agreement. The lump sum payment will be made by one check made payable to "John M. Ramistella", 26 Bulkley Avenue North, Westport, CT 06880, which will be treated for this purpose as "wages" and will be reduced by all applicable income and payroll tax withholdings to which wages are subject. The Company will consider waiving the requirement that Ramistella repay the amount (the "Dividend Amount") of any dividends paid to Ramistella in respect of restricted stock grants which have not vested at the time of Ramistella's termination of employment. If it determines that such a waiver is not possible or not in the Company's interest, it will instead give Ramistella an additional payment, to be paid no later than January 6, 2006, equal to the Dividend Amount (which will be subject to income and payroll tax

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withholding) and the Dividend Amount will be deducted from the lump sum payment to be paid to Ramistella pursuant to the preceding sentence.

      5. Ramistella agrees not to disclose any terms or provisions of this Agreement without the prior written consent of General Maritime, except as required by law or as necessary to enforce this Agreement. Anything herein to the contrary notwithstanding, Ramistella may disclose the terms of this Agreement to Ramistella's immediate family, accountant or attorney, provided they are made aware of and agree to the confidentiality provisions.

      6. Ramistella further acknowledges and agrees that any non-public and proprietary information of General Maritime and/or its clients disclosed to or prepared by Ramistella during Ramistella's employment remains confidential and may not be used and/or disclosed by Ramistella hereafter without the prior written consent of General Maritime.

      7. Ramistella agrees that he will not make any negative or derogatory statements in oral, written, electronic or any other form about General Maritime. Peter Georgiopoulos and John Tavlarios agree not to make any negative or derogatory statements about Ramistella.

      8. Ramistella agrees to cooperate fully in all respects with any member of General Maritime in connection with any and all existing or future claims, investigations, arbitrations, proceedings, litigations or examinations involving General Maritime which relate to Ramistella's service. This shall include, without limitation, being available on reasonable notice for interviews and other communications with in-house and outside counsel acting on behalf of any member of General Maritime in connection with any matter and appearing without subpoena for deposition or testimony at the request of any member of General Maritime. For the avoidance of doubt, nothing in this Agreement is intended in any way to prevent Ramistella from

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

testifying fully and truthfully in any action or proceeding in connection with any regulatory matter. General Maritime will reimburse Ramistella for reasonable out of pocket expenses and lost income of up to $500/day if Ramistella is required to take days off of work for which he will not be compensated.

      9. Ramistella and General Maritime will make a good faith effort to agree on a mutually acceptable letter of recommendation. Failure to agree upon the terms of such a letter shall not entitle either party to bring a legal action related to such failure. Whether or not such a letter of recommendation is agreed upon, General Maritime agrees not to make any official statements that are derogatory about Ramistella.

      10. Ramistella is hereby advised to consult with independent legal counsel of his choice before signing this Agreement.

      11. In executing this Agreement, none of the Parties admits any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission of any liability, error, contract violation, or violation of any federal, state, or local law or regulation.

      12. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

      13. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions hereof unenforceable or invalid.

      14. This Agreement constitutes the entire agreement between the Parties and cannot be altered except in a writing signed by the Parties. The Parties acknowledge that they entered into this Agreement voluntarily, that they fully understand all of its provisions, and that no representations were made to induce execution of this Agreement which are not expressly contained herein.

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      15.  The Parties agree that any disputes concerning the interpretation or application of this Agreement or in any way connected with Ramistella's employment by General Maritime, or termination thereof, shall be governed by New York law.

      16. Ramistella understands that he has twenty-one (21) days to consider this Agreement and return it to John Georgiopoulos. He also understands that he has seven (7) days to revoke this Agreement after he signs it. Any such revocation of this Agreement must be in writing and must be received by John Georgiopoulos before the expiration of the seven day revocation period. This Agreement will not become effective or enforceable until General Maritime's receipt of Ramistella's executed Agreement and the expiration of the seven day revocation period.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

                                          General Maritime Management LLC

/s/ John M. Ramistella                    By: /s/ John P. Tavlarios
--------------------------                   -------------------------------
John M. Ramistella                           Name:  John P. Tavlarios
                                             Title: Chief Executive Officer

November 21, 2005                            November 22, 2005
--------------------------                   -------------------------------
Date                                         Date


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